Exhibit 21.1  Subsidiaries of the Company

            Subsidiaries of Phoenix Color Corp.          Place of Incorporation
            -----------------------------------          ----------------------

            PCC Express Inc.                             United States
            TechniGraphix Inc.                           United States
            Phoenix MD. Realty, LLC                      United States
            Phoenix Color Fulfillment, Inc.              United States


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